Exhibit 107
Calculation of Filing Fee Tables
Form F-10
(Form Type)
Barrick Mining Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

	Debt	Debt Securities		(1)	(1)			(1)

	Equity	Common Shares		(1)	(1)			(1)

	Other	Warrants		(1)	(1)			(1)

Fees to Be Paid	Other	Subscription Receipts		(1)	(1)			(1)

	Other	Units		(1)	(1)			(1)

	Other	Share Purchase Contracts		(1)	(1)			(1)

	Unallocated (Universal) Shelf		Rule 457(o)	(1)	(1)	U.S.$4,000,000,000	U.S.$ 153.10 per U.S.$1,000,000	U.S.$612,400

Fees Previously Paid	—	—	—	—	—	—		—

	Total Offering Amounts					U.S.$4,000,000,000		U.S.$612,400

	Total Fees Previously Paid							—

	Total Fee Offsets							U.S.$440,800

	Net Fee Due							U.S.$171,600

(1)
There are being registered under this Registration Statement (the “Registration Statement”) such indeterminate number of securities (the “Securities”) of Barrick Mining Corporation (formerly Barrick Gold Corporation) (the “Registrant”) as shall have an aggregate initial offering price not to exceed U.S.$4,000,000,000. The proposed maximum initial offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities under this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Barrick Gold Corporation	F-10	333-271603	May 3, 2023		U.S.$440,800 (1) (2) (3) (4)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	U.S.$4,000,000,000

Fee Offset Sources	Barrick Gold Corporation	F-10	333-230235		March 13, 2019						U.S.$21,200

Fee Offset Sources	Barrick Gold Corporation	F-10	333-216099		February 16, 2017						U.S.$463,600

(1)
The Registrant previously registered securities, having an aggregate initial offering price of up to U.S.$4,000,000,000, pursuant to a Registration Statement on
Form F-10 (File No. 333-216099)
initially filed on February 16, 2017 (the “2017 Registration Statement”). In connection with the filing of the 2017 Registration Statement, the Registrant made a contemporaneous fee payment in the amount of U.S.$463,600. No securities were sold pursuant to the 2017 Registration Statement and the Registrant has terminated or completed any offerings that included the unsold securities under the 2017 Registration Statement.

(2)
The Registrant subsequently registered securities, having an aggregate initial offering price of up to U.S.$4,000,000,000, pursuant to a Registration Statement on
Form F-10 (File No. 333-230235)
initially filed on March 13, 2019 (the “2019 Registration Statement”). In connection with the filing of the 2019 Registration Statement, the Registrant paid a registration fee in the amount of U.S.$484,800, comprised of (i) $463,600 in offset from the fee related to the unsold securities pursuant to the 2017 Registration Statement and (ii) U.S.$21,200 in contemporaneous fee payment. No securities were sold pursuant to the 2019 Registration Statement and the Registrant has terminated or completed any offerings that included the unsold securities under the 2019 Registration Statement.

(3)
The Registrant subsequently registered securities, having an aggregate initial offering price of up to U.S.$4,000,000,000, pursuant to a Registration Statement on
Form F-10 (File No. 333-255874)
initially filed on May 7, 2021 (the “2021 Registration Statement”). In connection with the filing of the 2021 Registration Statement, the Registrant paid a registration fee in the amount of U.S.$436,400, comprised entirely of $436,400 in offset from the fee related to the unsold securities pursuant to the 2019 Registration Statement (leaving a remainder of U.S.$48,400 from the fee related to the unsold securities pursuant to the 2019 Registration Statement available for future offsets). No securities were sold pursuant to the 2021 Registration Statement and the Registrant has terminated or completed any offerings that included the unsold securities under the 2021 Registration Statement.

(4)
The Registrant subsequently registered securities, having an aggregate initial offering price of up to U.S.$4,000,000,000, pursuant to a Registration Statement on
Form F-10 (File No. 333-271603)
initially filed on May 3, 2023 (the “2023 Registration Statement”). In connection with the filing of the 2023 Registration Statement, the Registrant paid a registration fee in the amount of U.S.$440,800, comprised entirely of U.S.$440,800 in offset from the fee related to the unsold securities pursuant to the 2021 Registration Statement and the remainder available in 2021 for future offsets. No securities were sold under pursuant to the 2023 Registration Statement and the Registrant has terminated or completed any offerings that included the unsold securities under the 2023 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $440,800, the amount of the fee attributable to the unsold securities pursuant to the 2023 Registration Statement, is available to offset against the current registration fee for this Registration Statement. As the total filing fee required for this Registration Statement is U.S.$612,400, taking into consideration the available offset of U.S.$440,800, an additional amount of U.S.$171,600 will be paid herewith.